                                  EXHIBIT 21.1
                              LIST OF SUBSIDIARIES

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
           SUBSIDIARY                            JURISDICTION OF INCORPORATION
           ----------                                    OR ORGANIZATION           DOING BUSINESS AS
                                                         ---------------           -----------------
Fortress Mortgage, Inc.                                       Del                  Fortress Mortgage
Fortress Holding - Virginia, LLC                              Del
           Sunstar Enterprises, LLC                           Del
                     Landmark Homes, Inc.                     NC
                     Legacy Homes, Inc.                       NC
           Fortress Missouri, LLC                             Del
           Fortress Illinois, LLC                             Del
           RRTKG Lumber, LLC                                  Del
           Lewis and Clark Title Company                      MO
           The Genesee Company, LLC                           Col                  The Genesee Company
                     Paragon Residential Holdings, Inc.       Col
                     Northern Land Company, LLC               Col
           Genesee Venture, LLC                               Col
           Genesee Communities IV, LLC                        Col
           Genesee Communities V, LLC                         Col
           Genesee Communities VI, LLC                        Col
           Genesee Communities VII, LLC                       Col
           Genesee Communities VIII, LLC                      Col
           Genesee Communities IX, LLC                        Col
           Wilshire Homes, Ltd.                               Tex                  Wilshire Homes
                     Retreat at Anderson Oaks, Ltd.           Tex
                     Cahill Condo Partners, Ltd.              Tex
                     BTM Management, Inc.                     Tex
           Wilshire Homes San Antonio, Ltd.                   Tex
           The Park at Los Indios, Ltd.                       Tex
           Cullen Avenue Partners, Ltd.                       Tex
Fortress Florida, Inc.                                        Del
Fortress Management, Inc.(1)                                  Tex
BHG Investments, Inc.                                         Del
Westbrook Homes, LLC                                          Del
Fortress Pennsylvania, LLC                                    Del
           FP Construction, Inc.                              Del
           Fortress Pennsylvania Real Estate, Inc.            Del
Fortress Missouri - Title, LLC                                Del
Fortress Oregon, LLC                                          Del
Genesee Communities, Inc.                                     Col
Genesee Communities III, Inc.                                 Col


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(1) Fortress Management, Inc. is a 1% general partner in the following limited partnerships - Wilshire Homes, Ltd., Retreat at Anderson Oaks, Ltd., Wilshire Homes San Antonio, Ltd., The Park at Los Indios, Ltd., Cullen Avenue Partners, Ltd.